NASDAQ: AIRT Company Presentation A PORTFOLIO OF POWERFUL COMPANIES As of December 31, 2024

Statements in this document, which contain more than historical information, may be considered forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which are subject to risks and uncertainties. Actual results may differ materially from those expressed in the forward-looking statements because of important potential risks and uncertainties, including, but not limited to, economic and industry conditions in the Company’s markets, the risk that contracts with FedEx could be terminated or adversely modified, the risk that the number of aircraft operated for FedEx will be reduced, the risk that GGS customers will defer or reduce significant orders for deicing equipment, the impact of any terrorist activities on United States soil or abroad; the Company’s ability to manage its cost structure for operating expenses, or unanticipated capital requirements, and match them to shifting customer service requirements and production volume levels, the Company's ability to meet debt service covenants and to refinance existing debt obligations, the risk of injury or other damage arising from accidents involving the Company’s overnight air cargo operations, equipment or parts sold and/or services provided, market acceptance of the Company’s commercial and military equipment and services, competition from other providers of similar equipment and services, changes in government regulation and technology, changes in the value of marketable securities held as investments, mild winter weather conditions reducing the demand for deicing equipment, changes in U.S. trade policy, tariff and import/export regulations, and market acceptance and operational success of the Company’s aircraft asset management business and related aircraft capital joint venture. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. The Company is under no obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. Potential investors should review the Company’s risk factors contained in its reports filed with the Securities and Exchange Commission prior to investing. 2 SAFE HARBOR

What does AIRT do? 3 • We invest to build aviation businesses for the long run • We start businesses • We acquire businesses △ We care deeply about delivering outstanding products xxand services

Strength from Coherent Strategy 4 We apply discernment and coordinated action to make investments that we believe will compound capabilities and capital

Organizational Design 5 Air T is a decentralized portfolio of responsible and autonomous businesses — each of which is independent yet interrelated. Air T finds, develops, and focuses resources to activate growth and overcome challenges. Air T makes space for dynamos and dynamic teams. Air T is an allocator-operator partnership.

Corporate Leadership 6 Katrina Philp Chief of Staff Working together since 2007 Nick Swenson Chief Executive Officer Working together since 2007 Mark Jundt General Counsel Working together since 2018 Ryan Ohlhorst Head of Technology Working together since 2018 Dan Philp SVP Corporate Development Working together since 2007 Tracy Kennedy Chief Financial Officer Working together since 2018 Hannu Koho Head of Project Management Working together since 2018 Kim Vu Corporate Controller Working together since 2018

Our Eleven Year Journey 7 As of 12/31/2013 12/31/2024 Businesses 3 14 Revenue (for 9-month periods ended 12/31) $75.3M $225.4M Adj. EBITDA (for 9-month periods ended 12/31) $2.3M $8.6M Total Debt $0.0M $123.5M Total Assets $36.5M $187.6M Tangible Net Working Capital1 $15.6M $52.9M Market Capitalization $18.8M $54.7M Enterprise Value (EV) $11.9M $159.7M 1Defined as A/R + Inventory – A/P

8 Build a brand and industrious network FLYWHEEL Generate extremely attractive returns on capital Secure and empower dynamic management Match with capital partners Identify good ideas 8

Air T’s Portfolio of Companies 9 As of and For the 9 months ended 12/31/24 1 As disclosed in our SEC filings, these investments are accounted for under the equity method of accounting on a three-month lag, and therefore, the revenues listed here are for the nine-month period ended September 30, 2024

Consolidated Companies Financial Trends 10 FY Results 2024 2023 2022 2021 2020 Revenue $225.5M $214.2M $172.9M $125.6M $128.4M Adjusted EBITDA1 (before Corporate Overhead) $13.1M $7.2M $10.8M $5.1M $2.9M Corporate Overhead2 ($4.5M) ($4.3M) ($5.6M) ($3.2M) ($4.2M) Adjusted EBITDA1 (after Corporate Overhead) $8.6M $2.9M $5.2M $1.9M ($1.3M) 5-Year Adjusted EBITDA CAGR to 12/31/243 66.12% (For the Nine-Month Periods Ended 12/31) 1See Adjusted EBITDA reconciliation on slide 27 2See Corporate & Other segment detail on slide 20 3 Calculated based on this formula: RRI (nper, abs(initial value), abs(initial value)+ final value)

Non-Operating Assets 11 OTHER (For the Nine-Month Period Ended 12/31) 1 As disclosed in our filings, these investments are accounted for under the equity method of accounting on a three-month lag, and therefore, these amounts are for the nine-month periods ended September 30 2On August 4, 2023, Insignia Systems, Inc. (ISIG) changed its name to Lendway, Inc. 3Entity total revenue for the period times Air T ownership %

12 DISTRIBUTIONS Equity Method Investment (in millions) 2024 2023 2022 Lendway (“LDWY”) $0.0 $0.0 $0.0 CCI $0.0 $0.5 $0.3 CAM $3.9 $1.4 $0.0 Other $1.2 $0.2 $0.1 Total $5.1 $2.1 $0.4 AIR T, INC. Dividends Received from Equity Method Investees (For the Nine-Month Periods Ended 12/31)

Cadillac Castings, Inc. (“CCI”) 13 • Core Mission: Cadillac Casting, Inc. is a leading manufacturer of American-made high-quality ductile iron castings, prioritizing innovation, reliability, and technological excellence for automotive and industrial markets. • Rich History: Founded in 1922 by the Dodge brothers in Cadillac, Michigan, the company has over a century of expertise in producing ductile iron castings, evolving into a trusted supplier for diverse industries. • Industry Focus: Specializing in safety-critical automotive components like suspension and drivetrain components, CCI also serves commercial vehicles, agriculture, railroads, industrial, and consumer fitness markets. • Investment History: Air T acquired a 19.9% ownership stake in CCI for $2.8 million on November 8, 2019. Dividends received by Air T from CCI total $0.8 million since the acquisition.

Lendway (“LDWY”) 14 • Core Mission: Lendway, Inc. (NASDAQ: LDWY) focuses on specialty agriculture, managing high- quality agricultural investments globally to maximize stockholder value. • Business Transition: On August 4, 2023, Lendway, formerly Insignia Systems, Inc., shifted its focus from in-store marketing to specialty agriculture and finance after selling its in-store marketing business to an affiliate of Park Printing, Inc. • Bloomia Acquisition: In February 2024, Lendway acquired 81.4% of Bloomia B.V., a leading U.S. fresh-cut tulip producer, for $47.5 million. • Tulip Season and Impact: Bloomia produces over 100 million tulip stems annually, with peak demand in the first half of the calendar year for Valentine’s Day, Easter, and Mother’s Day. bloomia.com

Crestone Asset Management (“CAM”) 15

Aircraft JVs

As of	12/31/24	3/31/24	3/31/23	3/31/22
Aircraft JV Assets Under Management (net of dispositions)	$515M	$428M	$150M	$84M
Aircraft JV Assets Purchased	$564M	$429M	$150M	$84M

- We manage assets for ourselves and our investor partners. The asset types include leased aircraft, consignments, and teardowns.
- Our Aircraft JVs consist of the aircraft portfolio managed by Crestone Asset Management, LLC, as well as additional assets from other strategic partnerships.
- Our Aircraft JVs receive standard aviation industry management fees, including origination fees, administrative fees, disposition fees, and an incentive fee above a certain hurdle rate (which varies by investment transaction).
- Our Aircraft JV investors seek to generate 10%+ returns after fees.



AIR T INC A PORTFOLIO OF POWERFUL COMPANIES

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17 xxxxxxxxxxxxxxx: A leading alternative asset manager redefining investment solutions with over $250 billion in assets, focusing on credit, GP strategic capital, and real estate to deliver strong, risk-adjusted returns. xxxxxxxxxxxxxxxxxxxxxxxxxx: A New York-based alternative asset manager specializing in private credit and special situations, managing over $10 billion with expertise in specialty finance, real estate, and corporate assets. xxxxxxxxxxxxxxx: A New York asset manager founded in 2010, focusing on structured credit and opportunistic investments in mortgage-backed securities and consumer credit to generate superior risk- adjusted returns. xxxxxxxxxxxxxxxxxxxxxxx: A global alternative asset manager providing bespoke credit solutions in real estate, infrastructure, and specialty finance, emphasizing flexibility and disciplined investment strategies. xxxxxxxxxxxxxxxxxxxxxxxxxxxx: A Connecticut-based private investment firm targeting control equity investments in small to mid-sized North American companies, driving transformational growth through operational and strategic expertise. Aircraft JVs Capital Partners

Aircraft Asset Management 24-1 (“AAM 24-1”) 18 AAM 24-1 is a wholly-owned consolidated subsidiary of Air T, created for the purpose of investing in Crestone Asset Management, LLC and other aviation deals alongside our Aircraft JVs capital partners. These investments are held on AAM 24-1’s balance sheet as equity method investments. Thus, this entity does not generate revenue. The private placement debt within AAM 24-1 is non-recourse to Air T. However, the Air T preferred (AIRTP) is recourse and therefore Air T is responsible for $8mm as of 12/31/24. All deals within this structure have been internally generated, allowing Air T to maintain management of the assets. Initially, the debt was collateralized by investments in the existing aircraft Joint Ventures (JVs). Over time, the structure has enabled Air T to utilize cashflows to participate in new JVs, with these new investments also serving as collateral. The cash flow from these investments is flexible, as it can be retained within AAM 24-1, used to pay down the private placement debt, or reinvested in further opportunities, depending on opportunities. AAM 24-1 Standalone Financials

Strength of Aircraft JVs Platform

Extracting maximum value through the last decade of an aircraft's lifecycle, drawing on the expertise and capabilities of the Air T family

AIR T INC

CRESTONE AIR PARTNERS	CONTRAIL	WORTHINGTON AVIATION	AIRCO	Jet Yard	LANDING GEAR SUPPORT SERVICES
A full-service aviation asset management platform with a diverse portfolio of globally leased aircraft and engines, targeting assets in the last decade of their lifecycle	Commercial aircraft asset manager/trader with extensive experience in leasing, trading and component support, focused on the 737NG and A320 family	Global support provider for the Westwind Under license by IAI/Gulfstream. Regional turboprop aftermarket parts supplier with a global presence	Focused on airframe purchase and part-out of narrow-body aircraft & parts regeneration for aftermarket sales with a focus on Airline and MROs as priority customers	Emerging leader of end-of-services solutions for aircraft worldwide. Provides storage for commercial aircraft, maintenance and aircraft disassembly/part-out	Delivers landing gear focused asset management and technical and commercial services to airlines and Landing Gear MROs

AIR T INC A PORTFOLIO OF POWERFUL COMPANIES

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20 Nine-Month Periods Ended 12/31 2024 2023 2022 2021 2020 Corporate Overhead ($4.5M) ($4.3M) ($5.6M) ($3.2M) ($4.2M) Other subsidiaries1 ($3.1M) ($2.9M) ($2.9M) ($3.1M) ($2.9M) Total Corporate and Other ($7.6M) ($7.2M) ($8.5M) ($6.3M) ($7.1M) Corporate and Other Subcomponent of Operating Income (excluding Equity Method Investments) 1 Consists of other consolidated businesses that are insignificant and do not fit cleanly into the Commercial Jet Engines and Parts, Overnight Air Cargo, or Ground Equipment Sales segments

21 CAPITALIZATION TABLE AIR T, INC.’s capital structure is designed to appropriately shape our bet sizes; in part by utilizing non-recourse leverage For example, AIR T guarantees Contrail’s bank loans to a maximum limit of $1.6 million. 1We entered interest rate swaps to provide a fixed rate of 5.09% and 4.68%, respectively, for Term Notes D and G.

Debt Summary1 22 47% 53% 1See the debt table on slide 21 for details on the specific debt facilities

“AIRTP” 23 Overview: AIRTP represents preferred security issued by Air T Funding, a finance subsidiary of Air T, Inc., listed on NASDAQ under the ticker AIRTP. Security: Trust-preferred securities with a $25.00 par value per share, ensuring priority over common stock, with consistent dividend payments. High Dividend Yield: ~12% annual yield with $2.00 per share dividends, paid quarterly ($0.50 per share, next ex-dividend: August 14, 2025). Low Market Risk: Beta of 0.50, offering reduced volatility compared to the broader market. $16.44 as of April 17, 2025

Air T Digital 24 ■ Consists of WorldACD and Ambry Hill Technologies ■ We invest in companies that provide digital aviation and other business services that generate recurring subscription revenues As of 12/31/24 3/31/24 3/31/23 3/31/22 ARR1 $7.3M $5.9M $4.7M $3.9M 1ARR, or Annual Recurring Revenue, is defined as the monthly recurring revenue as of December 31, 2024, March 31, 2024, March 31, 2023, and March 31, 2022, multiplied by 12

Commitment to Shareholder Alignment 25 • Skin in the game through open market purchases of shares o CEO 49.1%, Other Board & Senior Management 20.4% o No stock compensation included in the percentages above • Long-term decrease in shares outstanding of approximately 22% since current management (from 12/31/13 to 12/31/24) • Shareholder Communication o Quarterly Investor Deck o Quarterly Q&A via Slido o Annual Shareholder Letter o Annual Shareholder Meeting

How to Invest with Air T 26 • Common stock (NASDAQ: AIRT) • Trust preferred (NASDAQ: AIRTP) • Qualified investors can become LPs in our Aircraft JVs • In Development: access to aviation investments through an exchange-traded preferred

27 Q&A

28 Appendix

Adjusted EBITDA Reconciliation 29 FY Results 2024 2023 2022 2021 2020 Operating Income (GAAP) $5.1M ($0.2M) $1.1M $0.7M ($2.9M) Depreciation (excluding leased engine depreciation) $2.3M $2.1M $1.8M $1.0M $0.9M Asset Impairment, write-downs, restructuring $0.8M $0.3M $2.2M $0.0M $0.7M Gain on sale of PP&E ($0.0M) ($0.0M) ($0.0M) $0.0M $0.0M TruPs Issuance Expenses & other* $0.4M $0.7M $0.1M $0.2M $0.0M Adjusted EBITDA $8.6M $2.9M $5.2M $1.9M ($1.3M) (For the Nine-Months Period Ended 12/31) *Additional categories of ‘Share-based compensation’ and ‘Severance expenses’ included in Adjusted EBITDA calculation, effective 9/30/24 The Company uses adjusted earnings before taxes, interest, and depreciation and amortization ("Adjusted EBITDA"), a non-GAAP financial measure as defined by the SEC, to evaluate the Company's financial performance. This performance measure is not defined by accounting principles generally accepted in the United States and should be considered in addition to, and not in lieu of, GAAP financial measures. Management believes that Adjusted EBITDA is a useful measure of the Company's performance because it provides investors additional information about the Company's operations allowing better evaluation of underlying business performance and better period-to-period comparability.